Management Agreement

(“Agreement”)

Between:

Panoshan Marketing Corp.

(“PML”)

Calgary, Alberta

and

Puroil Technology Inc.

(“PTI”)

Calgary, Alberta

(hereinafter collectively referred to as the “Parties”)

Whereas the Parties are desirous of entering into an agreement that provides for the provision of management services, the Parties hereby agree as follows:

1.

PTI hereby agrees to provide management services to PML for a two year period beginning on the date of this Agreement and ending on May 31, 2006 (the “Term”). During the Term, PTI will provide general administrative services, marketing research, potential product location, contract preparation and negotiation, and channel location and negotiation; and

2.

During the Term, PML will pay Puroil, or its nominee, US$1,000 per month plus 15% of Panoshan revenues related to the PC Weasel.

Signed and agreed to in Calgary, this 5th day of  June, 2004.

Panoshan Marketing Corp.

per: /s/Jonathan Levine

Puroil Technology Inc.

per: /s/Jim Durward